Exhibit 10.2

Class C-2 Preferred StoCK REDEMPTION Agreement

This CLASS C-2 PREFERRED STOCK REDEMPTION AGREEMENT (this “Agreement”), dated January 13, 2025 (the “Agreement Date”), is entered into by and between NAYA Biosciences Inc. (the “Company”), and Five Narrow Lane LP (the “Stockholder”). The Company and the Stockholder are referred to together as the “Parties” and each as a “Party.”

RECITALS

WHEREAS, the Company has issued to the Stockholder shares of the Company’s Series C-2 Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) with such rights and preferences as set forth in the Certificate of Designations of the Series C-2 Preferred Stock (the “Certificate of Designations”);

WHEREAS, the Certificate of Designations authorizes 8,576 shares of Preferred Stock for issuance, of which, the Stockholder currently owns beneficially and of record 8,076 shares;

WHEREAS, the Company desires to redeem, and the Stockholder desires the Company to redeem, 4,000 of the shares of Preferred Stock held by the Stockholder (the “Shares”) in exchange for the Purchase Price (as defined below) on the terms and conditions set forth herein;

WHEREAS, concurrently with the redemption of the Shares, the Company desires to conduct a public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), warrants to purchase shares of Common Stock and prefunded warrants to purchase shares of Common Stock (collectively, the “Securities”); and

WHEREAS, the Stockholder desires to participate in the Public Offering pursuant to a securities purchase agreement (the “Public Offering Purchase Agreement”) to be entered into by and between the Company, the Stockholder and any other purchasers party thereto and to purchase Securities in the Public Offering for an aggregate purchase price set forth on the Stockholder’s signature page to the Public Offering Purchase Agreement (the “Subscription Amount”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree follows:

AGREEMENT

1. Recitals. The Parties agree that the Recitals set forth above are true and correct and are incorporated into this Agreement by this reference.

2. Redemption. On the Effective Date (as defined below), the Company shall purchase and acquire from the Stockholder, and the Stockholder shall sell, assign and transfer to the Company, the Shares in exchange for the Purchase Price (as defined below) (the “Redemption”). On the Effective Date, the Stockholder shall deliver to the Company such stock powers or other instruments of transfer for the Shares reasonably requested by the Company.

3. Purchase Price. The purchase price for the Shares shall equal $4,000,000 (the “Purchase Price”), which represents the Stated Value (as defined in the Certificate of Designations) of the Shares and which, for the avoidance of doubt, does not include any amounts that have accrued thereon, including without limitation, any accrued Dividends (as defined in the Certificate of Designations) in the amount of $104,444.44 (such amounts, the “Dividend Amount”), pursuant to the Certificate of Designations; which Purchase Price shall be set off against the Subscription Amount (the difference between the Subscription Amount and the Purchase Price, the “Stockholder Net Payment”). For the avoidance of doubt, the Dividend Amount plus all accrued payments under the Certificate of Designations following the Redemption shall remain outstanding as an Additional Amount as defined under the Certificate of Designations. The Company and the Stockholder hereby agree that, in connection with such set off, upon receipt by the Company in United States dollars and in immediately available funds of the Stockholder Net Payment from the Stockholder, (i) the Stockholder shall be deemed to satisfy its obligations to deliver or cause to be delivered the Subscription Amount for the Securities pursuant to the Public Offering Purchase Agreement and (ii) the Company shall be deemed to satisfy its obligation to pay the Purchase Price for the Shares pursuant to this Agreement.

4. Tax Treatment. The Redemption is intended to be treated for U.S. federal income tax purposes as a reorganization described in Section 368(a)(1)(E) of the U.S. Internal Revenue Code of 1986, as amended.

5. Closing. The Redemption shall take place substantially contemporaneously with the execution and delivery of this Agreement by each Party hereto to each other Party (the “Effective Date”).

6. Stockholders Representations. The Stockholder represents and warrants to the Company that the following statements are true and correct as of the Agreement Date and the Effective Date:

(a) The Stockholder hereby confirms and acknowledges that the Shares are owned beneficially and of record by the Stockholder.

(b) The Stockholder owns the Shares free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. The Shares are in book-entry form and are not certificated and the Stockholder is not in possession of any stock certificates evidencing the Shares.

(c) Stockholder has the requisite entity power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Stockholder’s obligations hereunder. The Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding agreement of the Stockholder, enforceable in accordance with its terms.

7. Company Representations. The Company represents, warrants and covenants to the Stockholder that the following statements are true and correct as of the Agreement Date and the Effective Date:

(a) The Company has the entity power and authority to enter into and perform its obligations under this Agreement.

(b) The Company has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, will not constitute a violation or breach of any term or provision of, or result in the creation of any encumbrance, lien, charge or other restriction under any agreement to which the Company is a party or by which the Company is bound.

(d) The Board of Directors of the Company has specifically determined and resolved that, following the Redemption, the Company’s total assets will not be less than the sum of its total liabilities (immediately following the Redemption).

2

(e) (i) The Company has no knowledge of any facts or circumstances which lead the Company to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within 90 days after the date hereof, (ii) the Company is not currently engaged in any discussions with third parties regarding a sale of the business and assets of the Company or any subsidiary and the Company is not a party to any letter of intent, term sheet, purchase agreement or other binding or non-binding agreement or document relating to a sale of the assets and business (including by merger, share exchange or a sale of shares) of the Company or any subsidiary, and (iii) no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that a reasonable investor would consider important in making a decision to buy or sell securities of the Company which has not been disclosed to the Stockholder.

8. Further Assurances. The Parties agree to sign and deliver such other agreements and instruments, and to do such other acts, as may be reasonably required to carry out the intent and purposes of this Agreement.

9. Entire Agreement. This Agreement contains the entire understanding between the Parties with respect to its subject matter, and supersedes any prior written or oral agreements between them concerning the subject matter of this Agreement. Each Party represents and warrants that no promises, inducements, or other agreements not expressly contained herein have been made with regard to the obligations, release, and waiver contained herein.

10. No Other Representations or Inducement. Each Party acknowledges and warrants that no representations or promises of any kind or character not contained in this Agreement have been made to induce such Party’s signing of this Agreement. Each Party further acknowledges and warrants that such Party has relied upon the legal advice of such Party’s attorney, or that such Party has voluntarily elected not to seek legal advice from an attorney, and that in any case such Party has read this Agreement and understands all of its terms. This Agreement is executed voluntarily, without duress, and with full knowledge and understanding of its legal significance.

11. Amendments. Neither this Agreement, nor any of its terms, may be changed or waived, except by a written document signed by the Parties. This Agreement shall be effective upon execution hereof by the parties hereto.

12. Taxes and Expenses. Each Party shall bear its own taxes, attorneys’ fees, accounting costs, and any other expenses relating to preparing, reviewing, and signing this Agreement, or in any way arising from this Agreement and carrying out the transactions contemplated by this Agreement.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and both of which will constitute one and the same agreement. This Agreement may be executed by electronic means, including by email, facsimile or DocuSign.

14. Severability. Each provision of this Agreement is intended to be separate and severable from the other provisions of this Agreement. If any term or provision hereof is deemed illegal or invalid for any reason whatsoever, such illegality or invalidity will not affect the legality or validity of the remainder of the Agreement.

15. Governing Law. This Agreement shall be deemed executed in the State of Delaware and is to be governed by and construed under Delaware law, without regard to its choice of law provisions.

3

16. Dispute Resolution. The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

17. Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

18. Successors and Assigns. This Agreement will inure to the benefit of, and be binding upon, the respective successors, heirs and assigns of the Parties.

Signature Page Follows

4

IN WITNESS WHEREOF the Parties have executed this Class C-2 Preferred Stock Redemption Agreement as of the Agreement Date.

COMPANY:

NAYA Biosciences Inc.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	Chief Executive Officer

Stockholder:

Five Narrow Lane LP

By:	/s/ Joseph Hammer
Name:	Joseph Hammer
Title:	General Partner

5